UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2026

BEACON FINANCIAL CORPORATION

(Exact name of the registrant as specified in its charter)

Delaware	001-15781	04-3510455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 Clarendon Street
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Beacon Financial Corporation (the “Company”) informs stockholders that notwithstanding Article Sixth, Section D of the Company’s certificate of incorporation, as amended (the “Charter”), directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of Directors, pursuant to Section 141(k) of the Delaware General Corporation Law. The Board of Directors intends to propose an amendment to the Charter at the next annual meeting of stockholders to that end. The Board does not believe that incurring the costs of calling a special meeting of stockholders to amend the Charter is in the best interests of the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026	BEACON FINANCIAL CORPORATION
	By:	/S/ Wm. Gordon Prescott
Wm. Gordon Prescott General Counsel & Corporate Secretary